October 26, 2016                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

•	Record quarterly net revenues of $1.46 billion, up 9 percent over the prior year’s fiscal fourth quarter and 7 percent over the preceding quarter

•	Record quarterly net income of $171.7 million, or $1.19 per diluted share, and adjusted quarterly net income of $185.1 million(1), or $1.28 per diluted share (1)

•	Record annual net revenues of $5.40 billion, record annual net income of $529.4 million, or $3.65 per diluted share, and adjusted annual net income of $556.3 million(1), or $3.84 per diluted share (1)

•
Acquisitions of Deutsche Bank Wealth Management’s US Private Client Services Unit (rebranded as “Alex. Brown,” a division of Raymond James) and MacDougall, MacDougall & MacTier, Inc. (“3Macs”) completed during the quarter

•
Augmented by the aforementioned acquisitions, achieved new records for client assets under administration of $604.4 billion, financial assets under management of $77.0 billion, Private Client Group financial advisors of 7,146 and RJ Bank net loans of $15.2 billion

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record quarterly net revenues of $1.46 billion and record quarterly net income of $171.7 million, or $1.19 per diluted share, for the fiscal fourth quarter ended September 30, 2016. Quarterly net income of $171.7 million represents significant growth of 33 percent over last year’s fiscal fourth quarter and 37 percent over the preceding quarter. Excluding $19.4 million of acquisition-related expenses, adjusted net income for the quarter was $185.1 million(1), or $1.28 per diluted share(1), on a non-GAAP basis.

For fiscal year 2016, record net revenues of $5.40 billion increased 4 percent and record net income of $529.4 million, or $3.65 per diluted share, increased 5 percent over fiscal 2015. Adjusted net income for fiscal 2016 was $556.3 million(1), or $3.84 per diluted share(1).

“We are delighted that all four of our core operating segments generated record net revenues and the firm produced record net income for both the fiscal fourth quarter as well as fiscal 2016,” said CEO Paul Reilly. “Our dedication to always putting clients first allowed us to finish the fiscal year with our 115th consecutive quarter of profitability and records for nearly all of our key business metrics. The records we have reached for client assets under administration, financial assets under management, the number of Private Client Group financial advisors and RJ Bank net loans give us good reason to be optimistic about the future.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $963.3 million, up 7 percent compared to both the prior year’s fiscal fourth quarter and the preceding quarter

•	Record quarterly pre-tax income of $106.3 million, significant increases of 21 percent over the prior year’s fiscal fourth quarter and 30 percent over the preceding quarter

•	Annual pre-tax income of $340.6 million on record annual net revenues of $3.62 billion

•	Record Private Client Group assets under administration of $574.1 billion, rising 27 percent over September 2015 and 13 percent over June 2016

•	Record Private Client Group financial advisors of 7,146, representing net increases of 550 over September 2015 and 312 over June 2016

For the quarter, revenue growth in the Private Client Group segment was primarily attributable to starting the period with higher assets in fee-based accounts. Assets in fee-based accounts ended the quarter at a record $231.0 billion, 29 percent over September 2015 and 12 percent over June 2016, lifted by solid organic growth, market appreciation and the acquisitions of Alex. Brown as well as 3Macs in Canada. Record quarterly pre-tax income in the segment was a result of higher revenues as well as disciplined management of discretionary expenses, which helped the segment generate a pre-tax margin on net revenues of 11.0 percent for the quarter.

For fiscal 2016, record net revenues in the segment were lifted by higher assets in fee-based accounts as well as increased fees earned on client cash balances in the Raymond James Bank Deposit Program, which helped offset declines in transactional revenues during the year. While pre-tax income benefited from higher client asset balances and the increase in short-term rates in December 2015, the segment’s profitability for the fiscal year was negatively impacted by elevated legal and regulatory expenses.

“Our steadfast commitment to serving our clients and advisors enabled us to realize our second best year for financial advisor recruiting as well as exceptionally high retention of our existing advisors,” Reilly said. “We are also excited to welcome the 265 advisors from Alex. Brown and 3Macs and their teams to the Raymond James family.”

Capital Markets

•	Record quarterly net revenues of $284.7 million, increases of 10 percent over last year’s fiscal fourth quarter and 13 percent over the preceding quarter

•	Record quarterly pre-tax income of $53.1 million, significant increases of 32 percent over last year’s fiscal fourth quarter and 62 percent over the preceding quarter

•	Record annual net revenues of $999.9 million fueled by record revenues for both the Fixed Income division and RJ Tax Credit Funds.

•	Record annual pre-tax income of $139.2 million, a substantial 30 percent improvement compared to fiscal 2015

Record revenues and pre-tax income in the quarter were lifted by a broad-based improvement in investment banking revenues as well as strong institutional commissions and net trading profits in the Fixed Income division.

For the fiscal year, record results in the Fixed Income division and RJ Tax Credit Funds helped the Capital Markets segment deliver record annual net revenues and pre-tax income, despite a 27 percent market-driven decline in revenues from equity underwritings.

“The record results achieved by our Capital Markets segment in fiscal 2016 reinforce the value of our diversified business model,” Reilly said. “During the fiscal year, we continued to strengthen our capital markets platform with key hires as well as the acquisition of Mummert & Company to enhance our cross-border M&A capabilities.”

Asset Management

•	Record quarterly net revenues of $106.4 million, up 7 percent compared to the prior year’s fiscal fourth quarter and 5 percent compared to the preceding quarter

•	Quarterly pre-tax income of $35.2 million, an increase of 8 percent compared to both last year’s fiscal fourth quarter as well as the preceding quarter

•	Annual pre-tax income of $132.2 million on record annual net revenues of $404.3 million

•	Record financial assets under management of $77.0 billion, up 18 percent compared to September 2015 and 7 percent compared to June 2016

Results in the Asset Management segment continue to benefit from growth of financial assets under management, which was mostly attributable to strong net inflows in managed fee-based accounts in the Private Client Group, market appreciation and the acquisition of the Alex. Brown division, which offset net institutional outflows in Eagle Asset Management during the year.

Raymond James Bank

•	Record quarterly net revenues of $133.7 million, a substantial increase of 25 percent over last year’s fiscal fourth quarter and 6 percent over the preceding quarter

•	Record quarterly pre-tax income of $97.4 million, vaulting 50 percent over the prior year’s fiscal fourth quarter and up 9 percent over the preceding quarter

•	Record annual net revenues of $494.0 million and record annual pre-tax income of $337.3 million, up 19 percent and 21 percent over fiscal 2015, respectively

•	Record net loans at Raymond James Bank of $15.2 billion, growth of 17 percent over September 2015 and 3 percent over the preceding quarter

The increase in the Bank’s earning assets during the quarter was driven by balanced loan growth as well as purchases of agency mortgage-backed securities. The bank loan loss provision for the quarter was low relative to the net loan growth, as repayments of criticized loans, particularly within the energy portfolio, offset a portion of the provisions associated with net loan growth and new downgrades during the quarter. The Bank’s net interest margin of 3.04 percent decreased 6 basis points compared to the preceding quarter, which was largely attributable to higher balances of excess cash on the Bank’s balance sheet for most of the quarter.

For the year, record results for the Bank were driven by robust loan growth, as diversification of the loan portfolio with a focus on lending to clients of the Private Client Group and Capital Markets segments, helped mitigate the deceleration of C&I growth. Despite diversification outside of the higher-yielding C&I portfolio, the increase in short-term interest rates in December 2015 helped the Bank’s net interest margin remain relatively stable on a year-over-year basis.

Other

For the quarter, total revenues in the Other segment were $14.8 million, rising 41 percent compared to last year’s fiscal fourth quarter due to higher interest earnings on firm cash balances, but down 14 percent compared to the preceding quarter, which included a large valuation gain attributable to private equity investments. The Other segment also includes $19.4 million of acquisition-related expenses for the quarter, resulting in a total of $40.7 million for the fiscal year.

The effective tax rate for the quarter declined significantly to 27.4 percent, which was mainly driven by tax adjustments associated with the planned divestitures of our remaining businesses in South America, large nontaxable gains on the firm’s corporate-owned life insurance portfolio and favorable resolution of certain state tax issues.

On July 12, we announced the closing of a registered underwritten public offering of $500 million in aggregate principal amount of 3.625 percent senior notes due in 2026 and $300 million in aggregate principal amount of 4.95 percent senior notes due in 2046. The aggregate net proceeds after underwriting discounts and commissions and estimated expenses were approximately $791.4 million, and are expected to be used for working capital and for general corporate purposes.

(1)
“Adjusted net income” and “adjusted diluted earnings per share” are each non-GAAP financial measures. Please see the schedule on p.13 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures, and for other important disclosures.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 27th, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 1402488), or visit raymondjames.com/about/earnings_conference_call for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on April 28, 2017, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,100 financial advisors serving in excess of 2.9 million client accounts in more than 2,800 locations throughout the United States, Canada and overseas. Total client assets are approximately $604 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	September 30, 2016	September 30, 2015	% Change	June 30, 2016	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,491,207	$1,366,983	9%	$1,386,693	8%
Net revenues	$1,458,774	$1,340,983	9%	$1,358,482	7%
Pre-tax income	$236,422	$206,816	14%	$197,765	20%
Net income	$171,670	$129,186	33%	$125,504	37%

Earnings per common share:
Basic	$1.21	$0.90	34%	$0.89	36%
Diluted	$1.19	$0.88	35%	$0.87	37%

Non-GAAP measures:(1)
Adjusted pre-tax income	$255,796	—		$211,210
Adjusted net income	$185,060	—		$134,030
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$1.31	—		$0.95
Non-GAAP diluted	$1.28	—		$0.93

	Twelve months ended
	September 30, 2016	September 30, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$5,520,344	$5,308,164	4%
Net revenues	$5,403,267	$5,200,210	4%
Pre-tax income	$800,643	$798,174	—
Net income	$529,350	$502,140	5%

Earnings per common share:
Basic	$3.72	$3.51	6%
Diluted	$3.65	$3.43	6%

Non-GAAP measures:(1)
Adjusted pre-tax income	$841,349	—
Adjusted net income	$556,263	—
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$3.91	—
Non-GAAP diluted	$3.84	—

(1)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation. There are no comparable non-GAAP measures for the three or twelve months ended September 30, 2015.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	September 30, 2016	September 30, 2015	% Change	June 30, 2016	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$923,859	$874,209	6%	$871,764	6%
Investment banking	105,184	94,894	11%	72,714	45%
Investment advisory and related administrative fees	103,752	99,226	5%	96,156	8%
Interest	172,477	139,538	24%	163,810	5%
Account and service fees	137,641	120,923	14%	129,334	6%
Net trading profit	25,212	16,355	54%	29,795	(15)%
Other	23,082	21,838	6%	23,120	—
Total revenues	1,491,207	1,366,983	9%	1,386,693	8%
Interest expense	(32,433)	(26,000)	25%	(28,211)	15%
Net revenues	1,458,774	1,340,983	9%	1,358,482	7%
Non-interest expenses:
Compensation, commissions and benefits	961,493	903,548	6%	908,899	6%
Communications and information processing	67,409	70,382	(4)%	71,717	(6)%
Occupancy and equipment costs	43,950	42,129	4%	40,825	8%
Clearance and floor brokerage	12,005	10,014	20%	10,214	18%
Business development	35,884	39,359	(9)%	36,488	(2)%
Investment sub-advisory fees	16,064	15,034	7%	15,030	7%
Bank loan loss provision	1,176	13,277	(91)%	3,452	(66)%
Acquisition-related expenses	19,374	—	NM	13,445	44%
Other	67,877	46,105	47%	66,962	1%
Total non-interest expenses	1,225,232	1,139,848	7%	1,167,032	5%
Income including noncontrolling interests and before provision for income taxes	233,542	201,135	16%	191,450	22%
Provision for income taxes	64,752	77,630	(17)%	72,261	(10)%
Net income including noncontrolling interests	168,790	123,505	37%	119,189	42%
Net loss attributable to noncontrolling interests	(2,880)	(5,681)	49%	(6,315)	54%
Net income attributable to Raymond James Financial, Inc.	$171,670	$129,186	33%	$125,504	37%

Net income per common share – basic	$1.21	$0.90	34%	$0.89	36%
Net income per common share – diluted	$1.19	$0.88	35%	$0.87	37%
Weighted-average common shares outstanding – basic	141,381	143,172		141,165
Weighted-average common and common equivalent shares outstanding – diluted	144,487	146,279		143,952

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Twelve months ended
	September 30, 2016	September 30, 2015	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$3,498,615	$3,443,038	2%
Investment banking	304,155	323,660	(6)%
Investment advisory and related administrative fees	392,326	385,238	2%
Interest	640,325	543,207	18%
Account and service fees	511,326	457,913	12%
Net trading profit	91,591	58,512	57%
Other	82,006	96,596	(15)%
Total revenues	5,520,344	5,308,164	4%
Interest expense	(117,077)	(107,954)	8%
Net revenues	5,403,267	5,200,210	4%
Non-interest expenses:
Compensation, commissions and benefits	3,624,747	3,525,378	3%
Communications and information processing	279,746	266,396	5%
Occupancy and equipment costs	167,455	163,229	3%
Clearance and floor brokerage	42,732	42,748	—
Business development	148,413	158,966	(7)%
Investment sub-advisory fees	59,930	59,569	1%
Bank loan loss provision	28,167	23,570	20%
Acquisition-related expenses	40,706	—	NM
Other	234,000	183,642	27%
Total non-interest expenses	4,625,896	4,423,498	5%
Income including noncontrolling interests and before provision for income taxes	777,371	776,712	—
Provision for income taxes	271,293	296,034	(8)%
Net income including noncontrolling interests	506,078	480,678	5%
Net loss attributable to noncontrolling interests	(23,272)	(21,462)	(8)%
Net income attributable to Raymond James Financial, Inc.	$529,350	$502,140	5%

Net income per common share – basic	$3.72	$3.51	6%
Net income per common share – diluted	$3.65	$3.43	6%
Weighted-average common shares outstanding – basic	141,773	142,548
Weighted-average common and common equivalent shares outstanding – diluted	144,513	145,939

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	September 30, 2016	September 30, 2015	% Change	June 30, 2016	% Change
	($ in thousands)
Total revenues:
Private Client Group	$966,031	$901,954	7%	$903,223	7%
Capital Markets	288,867	263,289	10%	256,734	13%
Asset Management	106,387	99,827	7%	100,954	5%
RJ Bank	140,458	110,398	27%	132,747	6%
Other (1)	14,849	10,505	41%	17,170	(14)%
Intersegment eliminations	(25,385)	(18,990)		(24,135)
Total revenues	$1,491,207	$1,366,983	9%	$1,386,693	8%

Net revenues:
Private Client Group	$963,349	$899,877	7%	$900,527	7%
Capital Markets	284,668	259,855	10%	251,572	13%
Asset Management	106,371	99,813	7%	100,940	5%
RJ Bank	133,726	106,994	25%	126,584	6%
Other (1)	(7,313)	(8,545)	(14)%	28	NM
Intersegment eliminations	(22,027)	(17,011)		(21,169)
Total net revenues	$1,458,774	$1,340,983	9%	$1,358,482	7%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$106,281	$87,716	21%	$81,911	30%
Capital Markets	53,149	40,221	32%	32,769	62%
Asset Management	35,162	32,605	8%	32,507	8%
RJ Bank	97,367	65,093	50%	88,930	9%
Other (1)	(55,537)	(18,819)	(195)%	(38,352)	(45)%
Pre-tax income (excluding noncontrolling interests)	$236,422	$206,816	14%	$197,765	20%

Continued on next page

(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Twelve months ended
	September 30, 2016	September 30, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$3,626,718	$3,519,558	3%
Capital Markets	1,016,375	975,064	4%
Asset Management	404,421	392,378	3%
RJ Bank	517,243	425,988	21%
Other (1)	46,291	66,967	(31)%
Intersegment eliminations	(90,704)	(71,791)
Total revenues	$5,520,344	$5,308,164	4%

Net revenues:
Private Client Group	$3,616,479	$3,507,806	3%
Capital Markets	999,919	960,035	4%
Asset Management	404,349	392,301	3%
RJ Bank	493,966	414,295	19%
Other (1)	(31,692)	(10,198)	(211)%
Intersegment eliminations	(79,754)	(64,029)
Total net revenues	$5,403,267	$5,200,210	4%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$340,564	$342,243	—
Capital Markets	139,173	107,009	30%
Asset Management	132,158	135,050	(2)%
RJ Bank	337,296	278,721	21%
Other (1)	(148,548)	(64,849)	(129)%
Pre-tax income (excluding noncontrolling interests)	$800,643	$798,174	—

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)
The Other segment includes the results of our principal capital and private equity activities as well as certain corporate overhead costs of RJF, including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	September 30, 2016	September 30, 2015	% Change	June 30, 2016	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$792,279	$748,452	6%	$739,546	7%
Capital Markets segment institutional sales commissions:
Equity commissions	53,102	62,712	(15)%	58,916	(10)%
Fixed Income commissions	84,997	69,261	23%	79,306	7%
All other segments	31	65	(52)%	32	(3)%
Intersegment eliminations	(6,550)	(6,281)		(6,036)
Total securities commissions and fees	$923,859	$874,209	6%	$871,764	6%

Investment banking revenues:
Equity:
Underwritings	$23,754	$17,947	32%	$14,373	65%
Mergers & acquisitions and advisory fees	46,427	42,637	9%	36,068	29%
Fixed Income investment banking revenues	10,779	13,742	(22)%	10,562	2%
Tax credit funds syndication fees	23,904	20,413	17%	11,567	107%
Other	320	155	106%	144	122%
Total investment banking revenues	$105,184	$94,894	11%	$72,714	45%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$5,851	$12,008	(51)%	$12,740	(54)%
All other revenues	17,231	9,830	75%	10,380	66%
Total other revenues	$23,082	$21,838	6%	$23,120	—

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$9,945	$8,636	15%	$14,000	(29)%
All other expenses	57,932	37,469	55%	52,962	9%
Total other expenses	$67,877	$46,105	47%	$66,962	1%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$6,892	$3,021	128%	$7,369	6%
Consolidation of low-income housing tax credit funds	(11,263)	(10,173)	(11)%	(14,527)	22%
Other	1,491	1,471	1%	843	77%
Total net loss attributable to noncontrolling interests	$(2,880)	$(5,681)	49%	$(6,315)	54%

Continued on next page

(the text of the footnote in the above table are on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Twelve months ended
	September 30, 2016	September 30, 2015		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,978,406	$2,936,502		1%
Capital Markets segment institutional sales commissions:
Equity commissions	228,346	247,414		(8)%
Fixed Income commissions	316,144	283,828		11%
All other segments	128	285		(55)%
Intersegment eliminations	(24,409)	(24,991)
Total securities commissions and fees	$3,498,615	$3,443,038		2%

Investment banking revenues:
Equity:
Underwritings	$54,492	$74,229		(27)%
Mergers & acquisitions and advisory fees	148,503	162,270		(8)%
Fixed Income investment banking revenues	41,024	42,149		(3)%
Tax credit funds syndication fees	59,424	44,608		33%
Other	712	404		76%
Total investment banking revenues	$304,155	$323,660		(6)%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$23,735	$47,654		(50)%
Realized gain on sale or redemptions of auction rate securities	269	11,067	(2)	(98)%
All other revenues	58,002	37,875		53%
Total other revenues	$82,006	$96,596		(15)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$42,342	$38,319		10%
All other expenses	191,658	145,323		32%
Total other expenses	$234,000	$183,642		27%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$15,701	$14,100		11%
Consolidation of low-income housing tax credit funds	(44,439)	(41,681)		(7)%
Other	5,466	6,119		(11)%
Total net loss attributable to noncontrolling interests	$(23,272)	$(21,462)		(8)%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1) Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(2) The total for the twelve months ended September 30, 2015 includes an $11 million realized gain on the sale of Jefferson County, Alabama Limited Obligation School Warrants auction rate securities.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	September 30, 2016			September 30, 2015		June 30, 2016
Total assets	$31.6	bil.	(1)	$26.5	bil.	$28.8	bil.
Shareholders’ equity (attributable to RJF)	$4,914	mil.		$4,522	mil.	$4,747	mil.
Book value per share	$34.72			$31.68		$33.58
Return on equity - quarter (annualized)	14.2%			11.5%		10.7%
Return on equity - quarter computed based on non-GAAP measures (annualized)	15.3%		(2)	—		11.4%		(2)
Return on equity - year to date (annualized)	11.3%			11.5%		10.3%
Return on equity - year to date computed based on non-GAAP measures (annualized)	11.8%		(2)	—		10.7%		(2)
Common equity tier 1 capital ratio	20.5%		(1)	22.1%		21.3%
Tier 1 capital ratio	20.5%		(1)	22.1%		21.3%
Total capital ratio	21.5%		(1)	23.1%		22.3%
Tier 1 leverage ratio	15.0%		(1)	16.1%		15.6%
Pre-tax margin on net revenues - quarter	16.2%			15.4%		14.6%
Pre-tax margin on net revenues - quarter - non-GAAP	17.5%		(3)	—		15.6%		(3)
Pre-tax margin on net revenues - year to date	14.8%			15.3%		14.3%
Pre-tax margin on net revenues - year to date - non-GAAP	15.6%		(3)	—		14.8%		(3)
Effective tax rate - quarter	27.4%			37.5%		36.5%
Effective tax rate - year to date	33.9%			37.1%		36.6%

Private Client Group financial advisors:
	As of
	September 30, 2016		September 30, 2015	June 30, 2016
Employees	3,098	(4)	2,738	2,821
Independent contractors	4,048		3,858	4,013
Total advisors	7,146		6,596	6,834

Selected client asset metrics:
	As of
	September 30, 2016		September 30, 2015	% Change	June 30, 2016	% Change
	($ in billions)
Client assets under administration	$604.4	(5)	$480.0	26%	$534.5	13%
Private Client Group assets under administration	$574.1		$453.3	27%	$506.0	13%
Private Client Group assets in fee-based accounts	$231.0		$179.4	29%	$206.7	12%
Financial assets under management	$77.0	(6)	$65.2	18%	$71.7	7%
Secured client lending (7)	$4.3		$3.4	26%	$3.5	23%

(1)	Estimated.

(2)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation.

(3)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted pre-tax income non-GAAP, as presented in the referenced reconciliation.

(4)	Includes 265 financial advisors from Alex. Brown and 3Macs, as of their respective acquisition closing dates.

(5)	Includes approximately $50 billion in client assets under administration from Alex. Brown and 3Macs, as of their respective acquisition closing dates.

(6)	Includes approximately $2 billion in assets under management from Alex. Brown and 3Macs, as of their respective acquisition closing dates.

(7)
Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank. The September 2016 balance includes approximately $700 million in margin loans from Alex. Brown and 3Macs as of their respective acquisition closing dates.

Raymond James Financial, Inc.
Reconciliation of net income to adjusted net income (GAAP to non-GAAP measures)
(Unaudited)

We believe that the non-GAAP measures provide useful information by excluding material items that may not be indicative of our core operating results and that the GAAP and the non-GAAP measures should be considered together. The non-GAAP adjustments include acquisition-related expenses (associated with our June 1st acquisition of Mummert & Company Corporate Finance GmbH, August 31st acquisition of MacDougall, MacDougall & MacTier, Inc., and September 6th acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management) net of applicable taxes. There are no non-GAAP adjustments to net income in the three months, or twelve months, ended September 30, 2015. See the footnotes below for further explanation of each item.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods that include non-GAAP adjustments:

	Three months ended		Twelve months ended
	September 30, 2016	June 30, 2016	September 30, 2016
	($ in thousands, except per share amounts)
Net income attributable to RJF - GAAP	$171,670	$125,504	$529,350

Non-GAAP adjustments:
Acquisition-related expenses (1)	19,374	13,445	40,706
Tax effect of non-GAAP adjustments (2)	(5,984)	(4,919)	(13,793)
Non-GAAP adjustments, net of tax	13,390	$8,526	26,913
Adjusted net income attributable to RJF - non-GAAP	$185,060	$134,030	$556,263

Non-GAAP earnings per common share:
Non-GAAP basic	$1.31	$0.95	$3.91
Non-GAAP diluted	$1.28	$0.93	$3.84

Average equity - GAAP(3)	$4,830,777	$4,691,374	$4,693,138
Average equity - non-GAAP (3) (4)	$4,850,995	$4,700,634	$4,702,461

Return on equity for the quarter (annualized)	14.2%	10.7%	N/A
Return on equity for the quarter - non-GAAP (annualized) (5)	15.3%	11.4%	N/A

Return on equity - year to date	N/A	N/A	11.3%
Return on equity year to date - non-GAAP (5)	N/A	N/A	11.8%

Pre-tax income attributable to RJF - GAAP	$236,422	$197,765	$800,643
Total pre-tax non-GAAP adjustments (as detailed above)	19,374	13,445	40,706
Adjusted pre-tax income attributable to RJF non-GAAP	$255,796	$211,210	$841,349

Pre-tax margin on net revenues - GAAP	16.2%	14.6%	14.8%
Pre-tax margin on net revenues non-GAAP (6)	17.5%	15.6%	15.6%

(1)	The non-GAAP adjustment adds back to pre-tax income acquisition-related expenses incurred during each respective period associated with our acquisitions described above.

(2)
The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(3)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by five.

(4)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(5)
Computed by utilizing the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, for each respective period. See footnotes (3) and (4) above for the calculation of average equity non-GAAP.

(6)	Computed by dividing the adjusted pre-tax income attributable to RJF by net revenues (GAAP basis), for each respective period.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	September 30, 2016	September 30, 2015	% Change	June 30, 2016	% Change
	($ in thousands)
Net interest income	$127,518	$104,945	22%	$123,687	3%
Net revenues	$133,726	$106,994	25%	$126,584	6%
Bank loan loss provision	$1,176	$13,277	(91)%	$3,452	(66)%
Pre-tax income	$97,367	$65,093	50%	$88,930	9%
Net charge-offs	$488	$995	(51)%	$682	(28)%
Net interest margin (% earning assets)	3.04%	3.03%	—	3.10%	(2)%

	Twelve months ended
	September 30, 2016	September 30, 2015	% Change
	($ in thousands)
Net interest income	$478,690	$403,578	19%
Net revenues	$493,966	$414,295	19%
Bank loan loss provision	$28,167	$23,570	20%
Pre-tax income	$337,296	$278,721	21%
Net charge-offs (recoveries)	$3,009	$(2,757)	NM
Net interest margin (% earning assets)	3.04%	3.07%	(1)%

RJ Bank Balance Sheet data:
	As of
	September 30, 2016		September 30, 2015	June 30, 2016
	($ in thousands)
Total assets (1)	$17,012,686		$14,665,433	$16,610,235
Total equity	$1,658,663		$1,519,263	$1,615,005
Total loans, net	$15,210,735		$12,988,021	$14,799,516
Total deposits (1)	$14,615,342		$12,377,599	$14,240,934
Available for Sale (AFS) securities, at fair value	$734,233		$374,966	$418,745
Net unrealized loss on AFS securities, before tax	$(1,110)		$(3,288)	$(1,592)
Common equity tier 1 capital ratio	12.7%	(2)	13.0%	12.7%
Tier 1 capital ratio	12.7%	(2)	13.0%	12.7%
Total capital ratio	14.0%	(2)	14.3%	14.0%
Tier 1 leverage ratio	9.9%	(2)	10.9%	10.1%
Commercial and industrial loans (3)	$7,470,373		$6,928,018	$7,319,194
Commercial Real Estate (CRE) and CRE construction loans (3)	$2,676,789		$2,216,510	$2,631,160
Residential mortgage loans (3)	$2,441,569		$1,962,654	$2,351,431
Securities based loans (3)	$1,904,827		$1,481,464	$1,827,446
Tax-exempt loans (3)	$740,944		$484,537	$701,339
Loans held for sale (3) (4)	$202,967		$108,872	$190,402

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	September 30, 2016	September 30, 2015	June 30, 2016
	($ in thousands)
Allowance for loan losses	$197,378	$172,257	$196,882
Allowance for loan losses (as % of loans)	1.30%	1.32%	1.33%
Nonperforming loans (5)	$81,207	$52,619	$81,340
Other real estate owned	$4,497	$4,631	$4,760
Total nonperforming assets	$85,704	$57,250	$86,100
Nonperforming assets (as % of total assets)	0.50%	0.39%	0.52%
Total criticized loans (6)	$299,480	$282,499	$275,345
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.21%	1.69%	1.23%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.